EXHIBIT  5.1  &  23.1
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                                                            December 15, 1995
Curtiss-Wright Corporation
1200 Wall Street West, Suite 501
Lyndhurst, NJ 07071

     Re:  Registration Statement on Form S-8
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Gentlemen:

     I have acted as counsel to Curtiss-Wright Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended, relating to the issuance of common stock and stock options under the Company's 1995 Long-Term Incentive Plan (the "Plan"). This opinion is being furnished in response to Item 601 of Regulation S-K and the instructions to Form S-8.

     I am familiar with the proceedings to date with respect to the proposed offering and have examined such records, documents and matters of law and satisfied myself as to such matters of fact as I have considered relevant for purposes of this opinion.

     On the basis of the foregoing, I am of the opinion that:

     1. The Company is a corporation duly organized and existing under the laws of the State of Delaware and is duly authorized to carry on the business in which it is engaged.

     2. The Plan has been duly and validly authorized and adopted and the 500,000 shares of common stock of the Company which may be issued and sold from time to time upon the exercise of options granted in accordance with the Plan or granted as restricted stock have been duly authorized for issuance and will, when issued, sold and paid for in accordance with the Plan, be validly issued, fully paid and non-assessable.

     I do not purport to cover herein the application of the securities laws of various states to sales of the shares.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement.
                                   Very truly yours,
                                   s/Stephen R. Bosin
                                     Stephen R. Bosin